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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Principal Financial Group, Inc
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             (Exact name of registrant as specified in its charter)


              Delaware                                   42-1520346
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


   711 High Street, Des Moines, Iowa                                    50392
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(Address of principal executive offices)                              (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-62558.

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of each exchange on which
     to be so registered                          each class is to be registered
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     Series A Junior Participating Preferred
     Stock Purchase Rights with respect to
     Common Stock, $0.01 par value                New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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                                (Title of Class)

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Item 1.   Description of Registrant's Securities
          to be Registered

          Rights to Purchase Series A Junior Participating Preferred Stock

          The description of the registrant's Series A Junior Participating Preferred Stock Purchase Rights with respect to Common Stock, $0.01 par value, is incorporated by reference to the information appearing under "Description of Capital Stock and Change of Control Related Provisions--Stockholder Rights Plan" in the registrant's prospectus which forms a part of the registrant's Registration Statement on Form S-1, filed June 8, 2001, as amended (File No. 333-62558) (the "Registration Statement").

Item 2.   Exhibits

          1. Form of Stockholder Rights Agreement, as filed as Exhibit 4.2 to the Registration Statement, is incorporated herein by reference





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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    October 10, 2001

                                     PRINCIPAL FINANCIAL GROUP, INC.


                                     By:   /s/ Joyce N. Hoffman
                                           -----------------------------------
                                           Name: Joyce N. Hoffman
                                           Title: Senior Vice President and
                                                  Corporate Secretary





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